Exhibit 99.1

Investor Relations Contact

J. Michael Bruff

Senior Vice President, Investor Relations

+1 (650) 424-5163
investors@varian.com

Press Contact

Mark Plungy

Director, Public Relations

+1 (650) 424-5630
mark.plungy@varian.com

FOR IMMEDIATE RELEASE

Varian Reports Results for Third Quarter of Fiscal Year 2018

Third Quarter 2018 Summary

–	Revenues of $709 million grew 12 percent, or 10 percent in constant currency
–	Oncology gross orders grew 11 percent, or 9 percent in constant currency
–	GAAP operating earnings grew 3 percent at 12.9 percent of revenues; Non-GAAP operating earnings grew 26 percent at 16.9 percent of revenues
–	GAAP net earnings per diluted share from continuing operations of $0.79; Non-GAAP net earnings per diluted share from continuing operations of $1.04

PALO ALTO, Calif. — July 25, 2018 — Varian (NYSE: VAR) today announced its third quarter fiscal year 2018 results. All comparisons in this announcement are year-over-year unless noted otherwise.

Summary

(Dollars and shares in millions, except per share amounts)	Q3 2018	Q3 2017	YTD FY 2018	YTD FY 2017
Revenues (from Continuing Operations)	$709.1	$632.8	$2,117.5	$1,897.5
Gross Margin as a percent of revenues	44.2%	42.0%	44.2%	42.6%
GAAP Net Earnings(1)	$72.5	$69.9	$33.5	$147.4
GAAP Net Earnings per Diluted Share (1)	$0.79	$0.75	$0.36	$1.57
Net Cash Provided by Operating Activities	$102.2	$155.0	$346.7	$269.4
Non-GAAP Net Earnings (1) (2)	$96.6	$75.5	$301.7	$207.5
Non-GAAP Net Earnings per Diluted Share (1) (2)	$1.04	$0.82	$3.26	$2.22
Shares used in computing GAAP and non-GAAP Net Earnings per Diluted Share	92.5	92.4	92.6	93.5

(1)	GAAP Net Earnings, GAAP Net Earnings per Diluted Share, Non-GAAP Net Earnings and Non-GAAP Net Earnings per Diluted Share refer only to continuing operations.
(2)	Non-GAAP Net Earnings and Non-GAAP Net Earnings per Diluted Share are defined as GAAP Net Earnings and GAAP Net Earnings per Diluted Share adjusted to exclude the amortization of intangible assets, acquisition-related expenses and benefits, restructuring and impairment charges, significant litigation charges or benefits, legal costs and significant effects of tax legislation.

“In the third quarter, the team continued to deliver robust results, and we strengthened our leadership in radiation therapy with strong orders and revenue performance,” said Dow Wilson, Chief Executive Officer of Varian. “Investment will continue to be a key driver of our long-term growth and value creation, and we made strategic investments in the quarter in R&D, Sales, and Marketing to support the company’s future innovation and growth strategies.”

The company ended the quarter with $536 million in cash and cash equivalents and $18 million of debt. Net cash provided by operating activities was $102 million. During the quarter, the company invested $39 million to repurchase 325,000 shares of common stock.

Oncology Systems Segment

In the fiscal third quarter, Oncology revenues totaled $667 million, up 18 percent in dollars and 16 percent in constant currency. Gross orders were $763 million, up 11 percent in dollars and 9 percent in constant currency.  Gross orders in the Americas increased 9 percent in dollars and in constant currency, driven by North America at 9 percent. In EMEA, gross orders rose 27 percent in dollars and 21 percent in constant currency; in APAC, gross orders decreased 7 percent in dollars and 9 percent in constant currency. Operating earnings for the segment increased 20 percent.

Particle Therapy Segment
In the fiscal third quarter, Particle Therapy revenues totaled $42 million, down 39 percent. The company did not book any new ProBeam™ orders in the quarter.

Acquisition-Related Expenses and Impairment Charges in Q3

Varian’s GAAP net earnings include acquisition-related expenses totaling $13 million for the quarter, primarily driven by acquisition costs and the loss related to hedging the Australian dollar purchase price of Sirtex, partially offset by the breakup fee received from Sirtex in connection with the termination of the acquisition. Additionally, GAAP net earnings include an impairment charge of $11 million related to the expected refinancing of the Maryland Proton Treatment Center in Baltimore. Together, these costs, and their associated tax effects, reduced Varian’s net earnings in the third quarter of fiscal 2018 by $0.20 per diluted share on a GAAP basis, and were excluded from non-GAAP results.

FY18 Annual Guidance Updated
Considering the financial and operational performance year-to-date and the impact of currency and tariffs, fiscal year 2018 guidance is updated to the following:

•	Revenue growth range of 9 percent to 11 percent
•	Non-GAAP Operating earnings as a percentage of revenues range of 17.5 percent to 18.0 percent
•	Non-GAAP effective tax rate of 20 percent
•	Weighted average diluted shares of 93 million
•	Non-GAAP Net Earnings per diluted share range of $4.43 to $4.48
•	Cash flows from operations range of $475 million to $550 million

Please refer to “Discussion of Non-GAAP Financial Measures” below for a description of items excluded from expected non-GAAP earnings.

Investor Conference Call

Varian Medical Systems is scheduled to conduct its third quarter fiscal year 2018 conference call at

2:00 p.m. Pacific Time today. To access the live webcast or replay of the call, visit the Investor Relations page on our website at www.varian.com/investors. To access the call via telephone, dial 1-877-869-3847 from inside the U.S. or 1-201-689-8261 from outside the U.S. The replay can be accessed by dialing 1-877-660-6853 from inside the U.S. or 1-201-612-7415 from outside the U.S. and entering conference ID 13680748. The teleconference replay will be available through 5:00 p.m. Pacific Time, Friday, July 27, 2018.

# # #

About Varian

Varian is a leader in developing and delivering cancer care solutions, and is focused on creating a world without fear of cancer. Headquartered in Palo Alto, California, Varian employs approximately 6,500 people around the world. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company’s future orders, revenues, operating expenses, tax rate, cash flows, earnings growth or other financial results and the expected charges relating to the refinancing of the Maryland Proton Treatment Center loan; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include our ability to achieve expected synergies from acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; new and potential future tariffs or a global trade war; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; the company’s assessment of the goodwill associated with its particle therapy business, risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company’s particle therapy business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the company’s assessment of the goodwill associated with its particle therapy business; the potential loss of key distributors or key personnel; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varian has not filed its Form 10-Q for the quarter ended June 29, 2018. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments, or changes in accounting estimates, that are identified prior to the time the company files the Form 10-Q.

Varian Medical Systems, Inc. and Subsidiaries

Preliminary Condensed Consolidated Statements of Earnings

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q3 2018	Q3 2017	YTD FY 2018	YTD FY 2017
Gross orders	$767.1	$810.3	$2,099.2	$2,054.3
Oncology Systems	763.3	687.7	2,047.3	1,899.4
Particle Therapy	3.8	122.6	51.9	154.9
Order Backlog	2,948.9	2,817.5	2,948.9	2,817.5
Revenues	709.1	632.8	2,117.5	1,897.5
Oncology Systems	667.2	564.4	2,014.6	1,767.5
Particle Therapy	41.9	68.4	102.9	130.0
Cost of revenues	395.5	367.3	1,182.6	1,089.4
Gross margin	313.6	265.5	934.9	808.1
As a percent of revenues	44.2%	42.0%	44.2%	42.6%
Operating expenses
Research and development	59.5	55.1	174.3	158.3
Selling, general and administrative	138.9	121.4	397.4	414.1
Impairment charges	11.0	—	22.1	38.3
Acquisition-related expenses	12.7	0.5	33.9	1.4
Operating earnings	91.5	88.5	307.2	196.0
As a percent of revenues	12.9%	14.0%	14.5%	10.3%
Interest income, net	0.5	0.2	2.9	2.4
Earnings from continuing operations before taxes	92.0	88.7	310.1	198.4
Taxes on earnings	19.5	18.8	276.6	51.0
Net earnings from continuing operations	72.5	69.9	33.5	147.4
Net loss from discontinued operations	—	—	—	(6.8)
Net earnings	72.5	69.9	33.5	140.6
Less: Net (loss) earnings attributable to noncontrolling interests	(0.1)	0.2	—	0.7
Net earnings attributable to Varian	$72.6	$69.7	$33.5	$139.9

Net earnings (loss) per share - basic
Continuing operations	$0.79	$0.76	$0.37	$1.58
Discontinued operations	—	—	—	(0.08)
Net earnings per share - basic	$0.79	$0.76	$0.37	$1.50

Net earnings (loss) per share - diluted
Continuing operations	$0.79	$0.75	$0.36	$1.57
Discontinued operations	—	—	—	(0.07)
Net earnings per share - diluted	$0.79	$0.75	$0.36	$1.50

Shares used in the calculation of net earnings per share:
Weighted average shares outstanding - basic	91.5	91.7	91.6	92.7
Weighted average shares outstanding - diluted	92.5	92.4	92.6	93.5

Varian Medical Systems, Inc. and Subsidiaries

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

	June 29,	September 29,
(In millions)	2018	2017
Assets
Current assets:
Cash and cash equivalents	$536.0	$716.2
Trade and unbilled receivables, net	933.6	961.5
Inventories	469.2	417.7
Prepaid expenses and other current assets	249.8	190.3
Current assets of discontinued operations	4.4	11.1
Total current assets	2,193.0	2,296.8

Property, plant and equipment, net	265.9	255.3
Goodwill	239.9	222.6
Intangible assets	79.4	71.6
Deferred tax assets	106.4	147.3
Other assets	287.2	300.8
Total assets	$3,171.8	$3,294.4

Liabilities and Equity
Current liabilities:
Accounts payable	$189.2	$162.3
Accrued liabilities	379.0	374.9
Deferred revenues	790.2	755.4
Short-term borrowings	18.2	350.0
Current liabilities of discontinued operations	2.5	2.5
Total current liabilities	1,379.1	1,645.1
Other long-term liabilities	291.2	127.4
Total liabilities	1,670.3	1,772.5

Equity:
Varian stockholders’ equity:
Common stock	91.5	91.7
Capital in excess of par value	771.8	716.1
Retained earnings	704.6	778.6
Accumulated other comprehensive loss	(70.7)	(68.8)
Total Varian stockholders’ equity	1,497.2	1,517.6
Noncontrolling interests	4.3	4.3
Total equity	1,501.5	1,521.9
Total liabilities and equity	$3,171.8	$3,294.4

Discussion of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings: non-GAAP operating earnings, non-GAAP net earnings and non-GAAP net earnings per diluted share. We define non-GAAP operating earnings from continuing operations as operating earnings from continuing operations excluding amortization of intangible assets, restructuring charges, legal costs, impairment charges and acquisition and integration related expenses and benefits. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed below.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items, except for significant effects of tax legislation, which are only excluded from non-GAAP net earnings:

Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Acquisition and integration-related expenses and benefits: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, hedging gains and losses, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, integration costs, breakup fees etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring and impairment charges: We incur restructuring and impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant effects of tax legislation: We may incur significant effects of tax legislation that are generally unrelated to the level of business activity in the period in which the effects of such legislation are reported. We exclude such expenses because we believe this does not accurately reflect the underlying performance of our continuing business operations. This exclusion is applicable to non-GAAP net earnings only.

Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management. Non-GAAP items are generally included in selling, general and administrative expenses, except for significant effects of tax legislation and unless otherwise specified.

The following table reconciles GAAP and non-GAAP financial measures for Varian's continuing operations:

Varian Medical Systems, Inc. and Subsidiaries

Reconciliation of Preliminary GAAP and Non-GAAP Financial Measures

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q3 2018	Q3 2017	YTD FY 2018	YTD FY 2017
Non-GAAP adjustments
Amortization of intangible assets (1)	$4.1	$2.9	$10.7	$8.5
Restructuring charges	—	2.8	—	8.8
Legal costs	—	0.2	—	16.4
Impairment charges	11.0	—	22.1	38.3
Acquisition-related expenses (2)	12.7	0.5	33.9	1.4
Other	0.2	—	0.3	—
Total non-GAAP adjustments to operating earnings	28.0	6.4	67.0	73.4
Tax effects of non-GAAP adjustments	(5.6)	(0.6)	(13.7)	(12.7)
Significant effects of tax legislation (3)	1.6	—	214.9	—
Total net earnings from continuing operations impact from non-GAAP adjustments	$24.0	$5.8	$268.2	$60.7
Operating earnings reconciliation
GAAP operating earnings from continuing operations	$91.5	$88.5	$307.2	$196.0
Total operating earnings from continuing operations impact from non-GAAP adjustments	28.0	6.4	67.0	73.4
Non-GAAP operating earnings from continuing operations	$119.5	$94.9	$374.2	$269.4
Net earnings and net earnings per diluted share reconciliation
GAAP net earnings from continuing operations attributable to Varian (4)	$72.6	$69.7	$33.5	$146.8
Total net earnings from continuing operations impact from non-GAAP adjustments	24.0	5.8	268.2	60.7
Non-GAAP net earnings from continuing operations attributable to Varian	$96.6	$75.5	$301.7	$207.5
GAAP net earnings per diluted share from continuing operations	$0.79	$0.75	$0.36	$1.57
Non-GAAP net earnings per diluted share from continuing operations	$1.04	$0.82	$3.26	$2.22
Shares used in computing GAAP and non-GAAP net earnings per diluted share calculation	92.5	92.4	92.6	93.5

(1)	Includes $1.9 million, $1.2 million, $4.6 million, and $3.7 million, respectively, in cost of revenues for the periods presented.
(2)	Includes the hedging loss related to the Australian dollar purchase price for Sirtex Medical Limited amounting to $13.3 million in the third quarter and $29.7 million in the year-to-date period 2018, acquisition-related expenses of $8.4 million in the third quarter and $13.2 million in the year-to-date period 2018, partially offset by the net $9.0 million Sirtex breakup fee in the third quarter of 2018.
(3)	Represents the tax effect of a change in law related to the U.S. Tax Cuts and Jobs Act. The corporate rate reduction results in a remeasurement of our Deferred Tax Assets of $1.6 million in the third quarter and $41.8 million in the year-to-date period 2018. The mandatory deemed repatriation of unremitted foreign earnings results in an estimated charge of $173.1 million in the year-to-date period 2018.
(4)	Excludes immaterial net earnings from continuing operations attributable to noncontrolling interests for the periods presented.